UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2017

Seacoast Banking Corporation of Florida

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 Colorado Avenue, Stuart, FL		34994
(Address of principal executive offices)		(Zip Code)

(772) 287-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2017, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and one of the Company’s stockholders, CapGen Capital Group III LP (“CapGen”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC and Sandler O’Neill & Partners, L.P. (the “Underwriters”) to offer and sell 8,912,500 shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (“Common Stock”), at a public offering price of $22.25 per share in an underwritten public offering (the “Offering”), consisting of 2,702,500 shares to be sold by the Company and 6,210,000 shares to be sold by CapGen. The Shares include 352,500 shares of Common Stock purchased by the Underwriters from the Company and 810,000 shares of Common Stock purchased by the Underwriters from CapGen pursuant to the option provided for by the Underwriting Agreement. The Offering was completed on February 21, 2017 pursuant to the terms of the Underwriting Agreement. The net proceeds of the Offering for the Company, after underwriting discounts but before expenses, were approximately $56.8 million. The Company will not receive any proceeds from the sale of shares by CapGen.

The Underwriting Agreement contains customary representations and warranties, obligations, closing conditions and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, certain stockholders, directors and executive officers of the Company and CapGen entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to two effective shelf registration statements on Form S-3 (Registration Nos. 333-194712 and 333-206588) filed with the Securities and Exchange Commission. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectuses constituting a part of the Registration Statements, as supplemented by a final prospectus supplement, dated February 15, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 15, 2017, by and among the Company, CapGen, Guggenheim Securities, LLC and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Dated: February 21, 2017

EXHIBIT LIST

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 15, 2017, by and among the Company, CapGen, Guggenheim Securities, LLC and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).